Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Strategic Income Opportunities Portfolio  (BR-SIP)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
02-19-2013

Security Type:
BND/CORP

Issuer
Ryder System, Inc.  (2019)

Selling
Underwriter
Mizuho Securities USA Inc.

Affiliated
Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
BNP Paribas Securities Corp., Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Mizuho Securities USA
Inc., RBC Capital Markets, LLC,
Mitsubishi UFJ Securities (USA), Inc.,
RBS Securities Inc., Morgan Stanley &
Co. LLC, U.S. Bancorp Investments, Inc.,
Wells Fargo Securities, LLC, BB&T
Capital Markets, a division of Scott &
Stringfellow, LLC, BNY Mellon Capital
Markets, LLC, Citigroup Global Markets
Inc., Comerica Securities, Inc., HSBC
Securities (USA) Inc., Jefferies &
Company, Inc., PNC Capital Markets LLC,
Regions Securities LLC


Transaction Details

Date of Purchase
02-19-2013

Purchase
Price/Share
(per share / % of par)
$99.889

Total
Commission,
Spread or
Profit
0.55%

1.	Aggregate Principal Amount
Purchased (a+b)
$12,000,000
a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$9,390,000
b.Other BlackRock Clients
$2,610,000

2.	Aggregate Principal Amount of
Offering
$250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.048

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera                    Date: 02-21-2013
Global Syndicate Team Member


Approved by:
Steven DeLaura                    Date: 02-21-2013
Global Syndicate Team Member